Exhibit 99.1

Centex Corporation
2728 N. Harwood
Dallas, Texas 75201-1516
P.O. Box 199000
Dallas, Texas 75219-9000
news release
For Immediate Release
For additional information, please contact:
Matthew G. Moyer, Vice President, Investor Relations
Eric S. Bruner, Director, Public Relations
214.981.5000
CENTEX ANNOUNCES PRELIMINARY RESULTS OF SHAREHOLDER VOTES
DALLAS, July 10, 2008 — Centex Corporation (NYSE: CTX) announced preliminary results of voting on stockholder proposals presented at the Company’s 2008 Annual Meeting, held earlier today:

				% OF
			% OF SHARES	SHARES	% OF
			VOTING IN	VOTING	SHARES
PROPOSAL	SUBJECT	STATUS	FAVOR*	AGAINST*	ABSTAINED*
1	Election of Directors	All nominees elected	86.1	1.57	N/A
2	Ratification of Appointment of Auditors	Approved	86.97	0.04	0.65
3	Amended and Restated Articles of Incorporation	Approved	86.39	0.60	0.67
4	Performance Goals Under Annual Plan	Approved	77.47	9.47	0.71
5	Performance Goals Under 2003 Equity Plan	Approved	78.47	8.47	0.71
6	Amendments to 2003 Equity Plan	Approved	70.3	8.95	0.69
7	Stockholder Proposal Regarding Climate Change	Not approved	13.33	37.76	28.85
8	Stockholder Proposal to Declassify the Board	Approved	65.14	14.03	0.77

*	Based on the total number of shares outstanding on the record date; sums may not add to 100 percent due to rounding and broker non-votes.
About 87.7 percent of the Company’s 123.5 million shares of outstanding common stock were represented in person or by proxy in voting at the meeting.
Today’s results are preliminary. Official voting results will be reported in more detail in the Company’s quarterly report on Form 10-Q to be filed with the U.S. Securities and Exchange Commission in October.
— more —

Centex announces preliminary results of shareholder votes/p. 2 of 2
About Centex
Dallas-based Centex, founded in 1950, is one of the nation’s leading home building companies. Its leading brands include Centex Homes, Fox & Jacobs Homes and CityHomes. In addition to its home building operations, Centex also offers mortgage, title and insurance services. Centex has ranked among the top three builders on FORTUNE magazine’s list of “America’s Most Admired Companies” for nine straight years and is a leader in quality and customer satisfaction.
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